Exhibit 5.1

November 19, 2020

Therapix Biosciences Ltd. 16 Abba Hillel Road, Ramat Gan 5250608, Israel

Re: Therapix Biosciences Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel to Therapix Biosciences Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the filing by the Company of a registration statement on Form F-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), relating to an additional $581,831.82 of units (“Units”), with each Unit consisting of (i) one American Depositary Share (the “ADS”), representing one hundred and forty (140) ordinary shares of the Company, par value NIS 2.00 per share (the “Ordinary Shares”) and (ii) two warrants, with each warrant entitling the holder to purchase one ADS (the “Warrants”), each as further described in the Registration Statement. The ADSs underlying the Warrants are referred to herein as the “Warrant Shares”. The Registration Statement incorporates by reference the registration statement on Form F-1 (File No. 333-248670), which was declared effective on November 18, 2020 (the “Prior Registration Statement”) in connection with the offering by the Company (the “Offering”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Prior Registration Statement and the Registration Statement to which this opinion is attached as an exhibit; (ii) the articles of association of the Company, as currently in effect (the “Articles”); (iii) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and relate to the Offering and other actions to be taken in connection with the Offering; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. We have also assumed the truth of all facts communicated to us by the Company and that all minutes of meetings of the Board and the shareholders of the Company that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable la.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) upon payment to the Company of the consideration in such amount and form as shall be determined by the Board, the Ordinary Shares underlying the ADSs, when issued and sold in the Offering as described in the Registration Statement, will be duly validly issued, fully paid and non-assessable and (ii) the Ordinary Shares underlying the Warrant Shares, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor as shall be determined by the Board, in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar | Law Offices
Meitar | Law Offices